Exhibit 99.1

Contacts:
Dan Mahoney	Nicholas Manganaro
Chief Financial Officer	Sharon Merrill Associates, Inc.
Charles River Associates	crai@investorrelations.com
617-425-3505	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
FINANCIAL RESULTS FOR THE FIRST QUARTER OF 2024
Broad-based Contributions Drive Record Quarterly Revenue and Profits

BOSTON, May 2, 2024 – Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial and management consulting services, today announced financial results for the fiscal first quarter ended March 30, 2024.
“Building on momentum observed at the end of last year, CRA delivered record financial results during the first quarter of fiscal 2024,” said Paul Maleh, CRA’s President and Chief Executive Officer. “Revenue increased by 12.4% to $171.8 million, which represents the highest quarterly revenue in the company’s history. Profits grew at even faster rates, with new quarterly records set for each of net income, earnings per diluted share and EBITDA. Moreover, eight of eleven practices grew year over year to drive our strong financial performance, with six practices posting double-digit revenue growth—Antitrust & Competition Economics, Energy, Financial Economics, Forensic Services, Labor & Employment, and Risk, Investigations & Analytics.”

Highlights for First Quarter Fiscal 2024
•Revenue grew 12.4% year over year to $171.8 million.
•Utilization was 73%, and quarter-end headcount increased 2.6% year over year.
•Net income increased 53.5% year over year to $13.7 million, or 8.0% of revenue, compared with $8.9 million, or 5.8% of revenue, in the first quarter of fiscal 2023; non-GAAP net income increased 47.6% year over year to $13.8 million, or 8.0% of revenue, compared with $9.4 million, or 6.1% of revenue, in the first quarter of fiscal 2023.
•Earnings per diluted share increased 58.5% year over year to $1.95 from $1.23 in the first quarter of fiscal 2023; non-GAAP earnings per diluted share increased 51.9% year over year to $1.96 from $1.29 in the first quarter of fiscal 2023.
•Non-GAAP EBITDA increased 34.4% to $22.4 million, or 13.0% of revenue, compared with $16.7 million, or 10.9% of revenue, in the first quarter of fiscal 2023.
•On a constant currency basis relative to the first quarter of fiscal 2023, revenue, GAAP net income and earnings per diluted share would have been lower by $1.0 million, $0.1 million, and $0.01 per diluted share, respectively. Non-GAAP net income, earnings per diluted share, and non-GAAP EBITDA would have been lower by $0.1 million, $0.01 per diluted share and $0.1 million, respectively.
•CRA returned $12.3 million of capital to its shareholders, consisting of $3.1 million of dividend payments and $9.2 million for share repurchases of approximately 66,000 shares.

Management Commentary and Financial Guidance
“We are reaffirming our financial guidance for full-year fiscal 2024 of revenue in the range of $645 million to $675 million and non-    GAAP EBITDA margin in the range of 10.8% to 11.5%, both on a constant currency basis relative to fiscal 2023,” said Maleh. “We are obviously pleased with the strong financial results to start the year, and are trending toward the top halves of our revenue and profit guidance ranges. We remain mindful that uncertain global macroeconomic, business, and political conditions can affect our business and will wait for another quarter of performance before providing any updated thoughts on our full-year guidance.”

CRA does not provide reconciliations of its annual non-GAAP EBITDA margin guidance to GAAP net income margin because the Company is unable to estimate with reasonable certainty unusual gains or charges, foreign currency exchange rates, and the resulting effect of these items, and of equity awards, on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Quarterly Dividend
On May 2, 2024, CRA announced a quarterly cash dividend of $0.42 per common share, payable on June 14, 2024 to shareholders of record as of May 28, 2024. CRA expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.
Conference Call Information and Prepared CFO Remarks
CRA will host a conference call today at 10:00 a.m. ET to discuss its first-quarter 2024 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.
In combination with this press release, CRA has posted prepared remarks by its CFO, Dan Mahoney, under “Quarterly Earnings” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.
About Charles River Associates (CRA)
Charles River Associates® is a leading global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Instagram, and Facebook.
NON-GAAP FINANCIAL MEASURES
In this release, CRA has supplemented the presentation of its financial results calculated in accordance with U.S. generally accepted accounting principles or “GAAP” with the following financial measures that are not calculated in accordance with GAAP: non‑GAAP net income, non‑GAAP earnings per diluted share and non‑GAAP EBITDA. CRA believes that the non-GAAP financial measures described in this press release are important to management and investors because these measures supplement the understanding of CRA’s ongoing operating results and financial condition. In addition, these non-GAAP measures are used by CRA in its budgeting process, and the non-GAAP adjustments are made to the performance measures for some of CRA’s performance-based compensation.
As used herein, CRA defines non-GAAP EBITDA as net income before interest expense (net), provision for income taxes, and depreciation and amortization further adjusted for the impact of certain items that we do not consider indicative of our core operating performance, such as non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency losses, net and related tax effects. Non-GAAP net income and non-GAAP earnings per diluted share also exclude non-cash amounts relating to valuation changes in contingent consideration, acquisition-related costs, foreign currency losses, net and related tax effects. This release also presents certain current fiscal period financial measures on a “constant currency” basis in order to isolate the effect that foreign currency exchange rate fluctuations can have on CRA’s financial results. These constant currency measures are determined by recalculating the current fiscal period local currency financial measure using the specified corresponding prior fiscal period’s foreign exchange rates.

All of the non-GAAP financial measures referred to above should be considered in conjunction with, and not as a substitute for, the GAAP financial information presented in this release. EBITDA and the financial measures identified in this release as “non-GAAP” are reconciled to their GAAP comparable measures in the financial tables appended to the end of this press release. In evaluating these non-GAAP financial measures, note that the non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

SAFE HARBOR STATEMENT
Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future revenue and non-GAAP EBITDA margin, the impact of exchange rate fluctuations on our financial results, our expectations regarding continued growth, our expectations regarding the payment of any future quarterly dividends and the level and extent of any purchases under our expanded share repurchase program, and statements using the terms “outlook,” “expect,” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual revenue and non-GAAP EBITDA margin in fiscal 2024 on a constant currency basis relative to fiscal 2023 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained in or implied by the forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions; the timing of engagements for our services; the effects of competitive services and pricing; our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign currency exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in tax law or accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability or settlements. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. Except as may be required by law, we undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FISCAL QUARTERS ENDED
MARCH 30, 2024 COMPARED TO APRIL 1, 2023
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	March 30, 2024	As a % of Revenue	April 1, 2023	As a % of Revenue
Revenues	$171,789	100.0%	$152,845	100.0%
Costs of services (exclusive of depreciation and amortization)	118,880	69.2%	107,837	70.6%
Selling, general and administrative expenses	30,499	17.8%	28,372	18.6%
Depreciation and amortization	2,792	1.6%	2,943	1.9%
Income from operations	19,618	11.4%	13,693	9.0%

Interest expense, net	(464)	-0.3%	(571)	-0.4%
Foreign currency losses, net	(142)	-0.1%	(528)	-0.3%
Income before provision for income taxes	19,012	11.1%	12,594	8.2%
Provision for income taxes	5,321	3.1%	3,676	2.4%
Net income	$13,691	8.0%	$8,918	5.8%

Net income per share:
Basic	$1.97		$1.25
Diluted	$1.95		$1.23

Weighted average number of shares outstanding:
Basic	6,926		7,119
Diluted	7,011		7,252

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
MARCH 30, 2024 COMPARED TO APRIL 1, 2023
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended
	March 30, 2024	As a % of Revenue	April 1, 2023	As a % of Revenue
Revenues	$171,789	100.0%	$152,845	100.0%

Net income	$13,691	8.0%	$8,918	5.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	21	—%
Acquisition-related costs	—	—%	22	—%
Foreign currency losses, net	142	0.1%	528	0.3%
Tax effect on adjustments	(35)	—%	(139)	-0.1%
Non-GAAP net income	$13,798	8.0%	$9,350	6.1%

Non-GAAP net income per share:
Basic	$1.99		$1.31
Diluted	$1.96		$1.29

Weighted average number of shares outstanding:
Basic	6,926		7,119
Diluted	7,011		7,252

CRA INTERNATIONAL, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
FOR THE FISCAL QUARTERS ENDED
MARCH 30, 2024 COMPARED TO APRIL 1, 2023
(IN THOUSANDS)

	Fiscal Quarter Ended
	March 30, 2024	As a % of Revenue	April 1, 2023	As a % of Revenue
Revenues	$171,789	100.0%	$152,845	100.0%

Net income	$13,691	8.0%	$8,918	5.8%
Adjustments needed to reconcile GAAP net income to non-GAAP net income:
Non-cash valuation change in contingent consideration	—	—%	21	—%
Acquisition-related costs	—	—%	22	—%
Foreign currency losses, net	142	0.1%	528	0.3%
Tax effect on adjustments	(35)	—%	(139)	-0.1%
Non-GAAP net income	$13,798	8.0%	$9,350	6.1%
Adjustments needed to reconcile non-GAAP net income to non-GAAP EBITDA:
Interest expense, net	464	0.3%	571	0.4%
Provision for income taxes	5,356	3.1%	3,815	2.5%
Depreciation and amortization	2,792	1.6%	2,943	1.9%
Non-GAAP EBITDA	$22,410	13.0%	$16,679	10.9%

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	March 30, 2024	December 30, 2023
Assets
Cash and cash equivalents	$37,122	$45,586
Accounts receivable and unbilled services, net	209,313	199,556
Other current assets	29,004	20,334
Total current assets	275,439	265,476

Property and equipment, net	36,833	38,176
Goodwill and intangible assets, net	100,704	101,185
Right-of-use assets	84,706	86,887
Other assets	54,860	61,487
Total assets	$552,542	$553,211

Liabilities and Shareholders’ Equity
Accounts payable	$33,350	$28,701
Accrued expenses	106,008	171,040
Current portion of lease liabilities	16,743	16,475
Revolving line of credit	70,000	—
Other current liabilities	10,670	19,871
Total current liabilities	236,771	236,087
Non-current portion of lease liabilities	88,961	92,280
Other non-current liabilities	15,020	12,743
Total liabilities	340,752	341,110

Total shareholders’ equity	211,790	212,101
Total liabilities and shareholders’ equity	$552,542	$553,211

CRA INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Fiscal Quarter Ended
	March 30, 2024	April 1, 2023
Operating activities:
Net income	$13,691	$8,918
Adjustments to reconcile net income to net cash used in operating activities:
Non-cash items, net	7,694	7,197
Accounts receivable and unbilled services	(11,094)	(1,353)
Working capital items, net	(73,371)	(84,813)
Net cash used in operating activities	(63,080)	(70,051)

Investing activities:
Purchases of property and equipment, net	(730)	(562)
Consideration paid for acquisition, net	—	(570)
Net cash used in investing activities	(730)	(1,132)

Financing activities:
Borrowings under revolving line of credit	70,000	105,000
Repayments under revolving line of credit	—	(5,000)
Tax withholding payments reimbursed by shares	(1,631)	(1,873)
Cash dividends paid	(3,075)	(2,702)
Repurchase of common stock	(9,242)	(20,577)
Net cash provided by financing activities	56,052	74,848
Effect of foreign exchange rates on cash and cash equivalents	(706)	407
Net increase (decrease) in cash and cash equivalents	(8,464)	4,072
Cash and cash equivalents at beginning of period	45,586	31,447
Cash and cash equivalents at end of period	$37,122	$35,519

Noncash investing and financing activities:
Increase in accounts payable and accrued expenses for property and equipment	$454	$23
Excise tax on share repurchases	$(65)	$(173)
Right-of-use assets obtained in exchange for lease obligations	$1,955	$—
Supplemental cash flow information:
Cash paid for taxes	$1,534	$1,081
Cash paid for interest	$91	$124
Cash paid for amounts included in operating lease liabilities	$5,569	$5,474